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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                     FORM 8K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report: July 5, 2001

Commission file number: 0-21006


                                INFU-TECH, INC.
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             (Exact name of registrant as specified in its charter)

         Delaware                                                22-3127689
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State or other jurisdiction of                                (I.R.S. Employer
Incorporation or organization                                Identification No.)

            374 Starke Road
             Carlstadt, N.J.                                            07072
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: (201) 896-0100

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               FORM 8-K LANGUAGE REGARDING ACCOUNTANTS RESIGNATION

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On June 26, 2001 KPMG LLP resigned as the auditors to the Company.

     KPMG's report on the Company's financial statements for the two years ended June 30, 2000 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except:

     KPMG LLP's auditors report on the consolidated financial statements of Infu-Tech Inc. and subsidiaries as of and for the years ended June 30, 2000 and 1999 contained a separate paragraph stating that "the Company has incurred net losses of $3,809,000, and $1,128,000 for the years ended June 30, 2000 and June 30, 1999 respectively, and as of June 30, 2000 current liabilities exceeded current assets by $1,252,000. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 1. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of this uncertainty."

     Because KPMG resigned, the decision was not presented to the audit committee or a similar committee of the Company's Board of Directors or to the Board of Directors itself.

     There were not, during the Company's two most recent fiscal years or the subsequent interim periods proceeding KPMG's resignation, any disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would, insofar as the Company is aware, have caused KPMG to make reference to the subject matter of the disagreements in connection with this report.

     During the Company's two most recent fiscal years and the subsequent interim periods preceding KPMG's resignation, none of the events of the kind listed in Item 304(a)(1)(v)(A) through (D) occurred, except that KPMG informed us of a reportable condition with respect to a material weakness in our internal controls.

     The Company has not yet engaged a new independent accountant to audit the Company's financial statements.

     The Company has provided KPMG a copy of the disclosures set forth above and has requested that KPMG furnish the Company a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the statements set forth above and, if not, stating the respects in which it does not agree.